Exhibit T3A.5

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Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[stamp:] AUTHORIZED COPY	[seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

DIRECTORY No. 11.354-2007.-
KVC/PE/ES OT 900000
ENJOY INTERNACIONAL LTDA - CONST SOC

CORPORATE CHARTER OF A LIMITED-LIABILITY CORPORATION

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“ENJOY INTERNACIONAL LIMITADA”

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IN SANTIAGO, CHILE, on the third day of the month of October of the year two thousand seven, in the presence of myself, EDUARDO JAVIER DIEZ MORELLO, attorney, acting notary public for the Thirty-Fourth Notary Office of Santiago, with premises at Calle Morandé number two hundred forty-three, there appeared at the domicile located at Avenida Presidente Riesco number five thousand seven hundred eleven, fifteenth floor, Commune of Las Condes: Mr. FRANCISCO JAVIER MARTÍNEZ SEGUÍ, a Chilean citizen, married, a commercial engineer, National Identification Card number seven million, forty thousand three hundred twenty hyphen K, in representation, as shall be attested of the Company

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“ENJOY S.A.,” a company active in the sector of investments, gambling casino operations and related services, Sole Tax Roll number ninety-six million, nine hundred seventy thousand, three hundred eighty hyphen seven, both domiciled in this city for these purposes at Avenida Presidente Riesco number five thousand seven hundred eleven, fifteenth floor, Commune of Las Condes, the party of the first part; and the party of the second part, Mr. ANTONIO CLAUDIO MARTÍNEZ SEGUÍ, a Chilean citizen, married, a business agent, national identification number seven million, forty thousand, three hundred twenty-one hyphen eight, in representation, as shall be attested, of the company “AM GESTIÓN S.A.,” a company operating in the sector of business agency and comprehensive advising, Sole Tax Roll number ninety-six million, nine hundred seventy-six thousand, nine hundred twenty hyphen four, both domiciled in this city for these purposes at Avenida Presidente Riesco number five thousand, seven hundred eleven, fifteenth floor, Commune of Las Condes; the appearing parties being of legal age, they attested to their identities through the aforementioned cards and set forth the following: ONE:- CORPORATE NAME: That pursuant to this instrument they are hereby organizing a Chilean commercial limited liability corporation [sociedad de responsabilidad limitada de carácter comercial], in accordance with the stipulations of law number three thousand, nine hundred eighteen and its amendments, the corporate name of which is “ENJOY INTERNACIONAL LIMITADA,” which may use as its trade name “ENJOY INTERNACIONAL LTDA.” TWO:- DOMICILE: The Company shall have as domicile the city of Santiago, in the Metropolitan Region, Republic of Chile. The above is without prejudice to any Company agencies, branches or subsidiaries that

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

might be established in another point or points of the Republic of Chile or abroad.THREE:- CORPORATE PURPOSE: The Company’s purpose shall be as set forth below: A) activity involving real estate, construction, operation, development, leasing and/or administration of real assets located abroad, whether on its own behalf or on that of others, individually or in joint venture with third parties; B) commercial activity in general, through the purchase, sale or leasing of all types of foreign moveable or fixed assets or securities, and the provision of services abroad, all on its own behalf or on that of others, individually or in joint venture with third parties; in particular the commercial operation of gambling casinos and related services such as hotels and tourism in general, convention centers, restaurants and related activities; and C) investment abroad, in any type of assets, financial instruments and foreign trade instruments, and in particular in the corporate shares or rights of companies organized abroad, through the subscription and paying-in of shares of first issuance, the acquisition of corporate shares or rights from third parties, and the execution of contributions intended for the establishment of or increase in capital in companies or associations, leaving confirmation that US dollars will be used to materialize or liquidate these investments, all the above being on its own behalf or on that of others, individually or in joint venture with third parties. FOUR:- DURATION: The company’s duration shall be indefinite and its validity shall be in effect as from the date of signing of this instrument.- FIVE: - CAPITAL: The company’s capital shall be a total of FIVE HUNDRED THOUSAND US DOLLARS, which the partners

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subscribe, record and pay-in as follows: a) The company “ENJOY S.A.” contributes the sum of FOUR HUNDRED NINETY-NINE THOUSAND, FIVE HUNDRED US DOLLARS down, at this time and in cash, which is incorporated into the company coffers, which amount is equivalent to a corporate stake of ninety-nine point nine percent; b) the company “AM GESTIÓN S.A.” contributes the sum of FIVE HUNDRED US DOLLARS down, at this time and in cash, which is incorporated into the company coffers, which amount is equivalent to a corporate stake of zero point one percent. FIVE:- DEATH, BANKRUPTCY OR DISSOLUTION OF ANY OF THE PARTNERS: The bankruptcy, dissolution or death, as the case may be, of one of the partners shall not put an end to the Company, which shall continue to operate with the heirs of the deceased partner, or with the administrators of the company “in bankruptcy” or “in liquidation.” Thus, the universal or individual heirs of the deceased partner, or the administrators or representatives in question, must appoint a common agent who will represent them. SIX: ADMINISTRATION: The Company’s administration, use of the corporate name and both judicial and extra-judicial representation of the company shall correspond, both separately and indiscriminately, to Messrs. ANTONIO CLAUDIO MARTÍNEZ SEGUÍ and FRANCISCO JAVIER MARTÍNEZ SEGUÍ, who have already been identified for purposes of this instrument. Thus, acting in the indicated form and always affixing the corporate name before their signatures, they will be broadly authorized to bind it, having the most extensive authority

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

for administration and disposal without restriction of any kind, being expressly entitled to self-contract and to establish personal and/or real guarantees of any kind to secure own obligations. As an example, and without the listing below to be considered as exhaustive, the following powers shall apply: A) CONCERNING THE COMPANY’S GENERAL ADMINISTRATION: ONE) Purchase, acquire, sell, assign, give in payment or transfer in any form all classes of real assets, fixed assets, furnishings in general, investment securities, stocks and rights, with entitlement to transact in the capital markets. TWO) Provide services of any kind and bind the Company in any instrument or contract. THREE) Take and give in lease and sub-lease both moveable and fixed assets. FOUR) Assign in any manner and in any form all classes of tangible and intangible assets, real estate or furnishings. FIVE) Establish on the corporate assets, moveable and fixed, all types of real guarantees, including a general guarantee clause, such as mortgages, ordinary, civil and commercial pledges, and those of any other kind and any other limitation of domain. SIX) Organize the Company as joint and several guarantor and/or co-debtor, including under a general guarantee clause, and establish real guarantees for third-party obligations, specific or general. SEVEN) Acquire and transfer investment securities. EIGHT) Set and accept prices and forms of payments, and grant special conditions for payment. NINE) Collect prices, moneys and goods owed to the company, accept them and issue the corresponding receipts and discharges. TEN) Assign loans and accept assignments. ELEVEN) Make and accept

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payments in kind.TWELVE) Grant renewals, extensions, discharges and delays. THIRTEEN) Receive deposits and make and receive consignments. FOURTEEN) Give and accept money in interest. FIFTEEN) Remit, offset, pay, renew and extinguish obligations by any means. SIXTEEN) Endorse and withdraw shipping documents. SEVENTEEN) Submit and approve accounts and request their submission and dispute them in whole or in part. EIGHTEEN) Request liquidations and partitions. NINETEEN) Form, modify and administer any types of companies and contribute to them all types of assets that belong to the company, whether moveable or fixed, set prices for contributions and determine the Company’s stake in said legal entities; agree to joint ventures or shared accounts, set their administration, determine the authority of the administrator or administrators; agree to administrative bodies and forms of social administration and any clause, with no restriction whatsoever, in the respective corporate charter, including terms of corporate duration, distribution of profits and losses, responsibilities of partners, commitments, capitalization funds or reserves, appointments of directors, agents and managers, compensation, grounds for dissolution and forms of liquidation; dissolve and liquidate companies and communities and intervene in the division of the corporate or common assets, accepting and rejecting partitioning actions. TWENTY) Contribute to community properties already established or grant other new ones. TWENTY-ONE) Appoint experts, liquidators, appraisers, depositories, intervening participants, proxies and officials of all kinds to the acts, businesses or agreements in which the Company has a share or interest. TWENTY-TWO) Acquire the assets and assume responsibility for the liabilities of other companies

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

or businesses.TWENTY-THREE) Serve as official agent on behalf of the company. TWENTY-FOUR) Enter into loan, use, charter, commission, brokerage, consignment, usufruct, administration and any other agreements deemed necessary and indispensable to the corporate interest, including capital loans, whether by amount or by specified or indeterminate time, or in any other form. TWENTY-FIVE) Develop general depository custodian accounts. TWENTY-SIX) Engage loans through the issuance of bonds and debentures, in accordance with the relevant legal provisions, sign this type of transactions and participate in those approved by other types of entities; TWENTY-SEVEN) Invest the company cash in any form and assign to the company funds the purpose corresponding to its objectives; TWENTY-EIGHT) Withdraw and open company correspondence by letter, telegram, cablegram and radio-telegraph and certificates, drafts and postal orders or those of any other kind directed thereto. TWENTY-NINE) Act in the company’s name vis-à-vis the administrative authorities of the corresponding Government, or political and civil authorities, posting on its behalf any types of petitions, reports and requests, and freely accepting any types of suggestions or modifications made thereto. THIRTY) Request the registration of commercial trademarks and/or patents. THIRTY-ONE) Engage with third parties the distribution or sub-distribution of company assets or products; set and determine the conditions and types of distribution or sub-distribution; appoint agents or representatives; set their terms and if it so deems appropriate, demand of them surety or guarantees. THIRTY-TWO)

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Rescind, settle and cancel contracts or subcontracts entered into. THIRTY-THREE) Accept real, personal and nominal surety. THIRTY-FOUR) Execute and waive all rights granted by law to buyers and sellers. THIRTY-FIVE) Waive actions of nullity, cancellation and eviction and accept their waivers. THIRTY-SIX) Grant accessory pacts as well as those for repurchase, and settle on their conditions or agreements. THIRTY-SEVEN) Enter into maritime, land or air transport contracts and insurance contracts for merchandise in transit. THIRTY-EIGHT) Enter into insurance contracts of any kind. THIRTY-NINE) Agree with the tax authorities, decentralized state-owned institutions and autonomous entities, on all aspects concerning expropriation for reason of public utility, with broad authority. FORTY) Open revocable or irrevocable letters of credit, whether divisible or indivisible. FORTY-ONE) Sign records and appendices. FORTY-TWO) Give and accept assets in loan. FORTY-THREE) Enter into employment contracts with all types of workers, amend them, terminate them, dismiss them, set their terms and conditions for termination, request their forfeiture, termination or cancellation; amend them and alter their substance; determine which of them constitute burdens or contracts of trust; determine and agree to acts of compromise or all manner of collective labor agreements; address petition claims; settle disputes or submit them to arbitration, and in general, act vis-à-vis the labor authorities with the most extensive authority. FORTY-FOUR) File complaints and clarify all types of tax matters, settle them, request clarifications and amendments and, in general, act before the tax authorities with the

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

most extensive authority; file and pay income tax or other returns, amend them, clarify them, comply with all types of tax exemptions or rebates. FORTY-FIVE) Represent the company vis-à–vis the Central Bank of Chile and file with it all types of applications for the importation of merchandise of any kind and administer export permits. FORTY-SIX) Act vis-à-vis the customs authorities with the most extensive powers; settle and re-settle rights; claim total or partial legal capacity; endorse customs policies and, in general, execute and fulfill all acts and actions needed for the legal importation or exportation of goods; appoint special customs agents; request special warehouses within areas of primary jurisdiction of customs. FORTY-SEVEN) In general, broadly, effect in representation of the company all statements, acts, contracts and agreements relevant to the corporate purposes. FORTY-EIGHT) Delegate administrative authority and/or confer special or general representation power, revoke it and reassume it as often as deemed appropriate. B) CONCERNING FINANCES, BANKING AND FINANCIAL INSTITUTIONS: FORTY-NINE) Open and close current accounts, deposit accounts and loan and/or special accounts; transact and overdraw in them. FIFTY) Engage loans or borrowings, whether through promissory notes, in current account, advances against acceptance, overdrafts or in any other form. FIFTY-ONE) Accept, cancel, endorse or withdraw time or sight deposits, mutual funds and any other investment instrument. FIFTY-TWO) Grant, cancel and endorse

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guarantee deposits. FIFTY-THREE) Grant pledges on investment securities. FIFTY-FOUR) Collect and receive dividends and all types of proceeds or revenue accrued or that might accrue to the company. FIFTY-FIVE) Collect, cancel, transact, protest and endorse checks, recognize and dispute current account statements or their total or partial balances, withdraw checkbooks. FIFTY-SIX) Collect, take, sign, transact, accept, endorse, re-accept, guarantee, discount and extend bills of exchange, promissory notes, payment orders and any other likely commercial effects of these transactions. FIFTY-SEVEN) Accept guarantee vouchers. FIFTY-EIGHT) Collect and receive. FIFTY-NINE) Grant special powers of attorney and revoke them, for specific transactions. SIXTY) Grant general powers of attorney, and reassume complete management of the transactions as many times as desired. SIXTY-ONE) Engage and use safe deposit boxes. C) CONCERNING JUDICIAL MATTERS: SIXTY-TWO) Hold active and passive judicial representation of the company, vis-à-vis any court of the Republic of Chile, ordinary or special, and before any foreign tribunal or court. SIXTY-THREE) Enjoy such powers as are included in both parts of Article Seven of the Chilean Civil Procedure Code [Código de Procedimiento Civil], including those of refraining at the first instance from the deduced legal action, accepting the contrary claim, appeals and legal rights; settling, compromising, granting to arbiters the authority of arbiters; settling positions, approving accords and receiving; appointing sponsoring attorneys and legal representatives and court agents in all or some of the indicated powers.

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

SEVEN: LIABILITY: It is expressly set forth that the partners’ liability is limited to the value of their respective contributions. EIGHT: DISTRIBUTION OF PROFITS: Company profits and any losses shall be distributed among the partners in proportion to their contributions. NINE: BALANCE SHEET: The Company shall prepare, as applicable, a Balance Sheet and Inventory as of December thirty-first of each year, or at another time if so set by the relevant authority. Further, it is expressly set forth that authorization will be requested from the corresponding authorities for the Company to maintain its accounts in US dollars. TEN: LIQUIDATION: The Company’s liquidation and division of the common assets shall be carried out by the partners in accordance with the provisions of the Partition of Assets contained in articles one thousand three hundred seventeen and thereafter of the Chilean Civil Code [Código Civil]. Should said agreement not exist, the aforementioned actions shall be carried out by the arbiter indicated below, as applicable. ELEVEN: ARBITRATION: Any dispute that might arise between the partners as to the application, interpretation, subsistence, validity, cancelation or termination of this corporate charter, either during its validity, at the time of its dissolution or during the community period, whether between the partners themselves or between the latter and the Company, shall be settled by an arbitrator, through the procedure and decision process stipulated to that end, in the Civil Procedure Code. It is expressly set forth that the partners waive all recourse likely to be filed against the aforementioned decision, including that of complaint. In turn, the

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partners hereby appoint, for these purposes, attorney PERCY ECCLEFIELD ARRIAZA, who shall hold each and every power referenced above, including that of proceeding to dissolve and liquidate the Company, as applicable. Should it not be possible to establish the commitment with the arbitrator indicated above, any disputes shall be settled by, in the capacity of legal arbiter, such individual as might be appointed by the Honorable Civil Judge of the Court of Large Settlement [Juez de Letras de Mayor Cuantia] seated in chambers in the city of Santiago, who must, however, be a qualified attorney with at least ten years of active professional experience. All recourse allowed by law shall apply against this arbiter’s decision. TWELVE: AMENDMENT OF BYLAWS: The Company’s bylaws may only be amended by unanimous consent of the partners and subject to the formal requirements stipulated by law. THIRTEEN: COMPETENCY: For all effects of this Corporate Charter, the partners establish domicile in the city of Santiago, submitting to the jurisdiction of its courts of justice. FOURTEEN: LEGAL CAPACITY: The legal capacity of Mr. FRANCISCO JAVIER MARTÍNEZ SEGUÍ to represent ENJOY S.A. is as set forth in the Public Instrument issued by Santiago Notary Public Mr. EDUARDO JAVIER DIEZ MORELLO, on December twentieth of the year two thousand one. The legal capacity of Mr. ANTONIO CLAUDIO MARTÍNEZ SEGUÍ to represent AM GESTIÓN S.A. is as set forth in the Public Instrument issued by the Santiago Notary Public Office of Mr. EDUARDO JAVIER DIEZ MORELLO, dated August twenty-third of the year two thousand five; neither document has been inserted herein, as they are

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

known by the parties and by the authorizing Notary. FIFTEEN: The bearer of an authorized copy of this instrument and/or an extract of the same may request and sign all records, sub-records and annotations and publications that may apply in the corresponding registries and undertake all processing, measures and actions as might be necessary for its complete legalization. This instrument was issued in accordance with the draft drawn up by attorney Mr. EDUARDO SBOCCIA SERRANO. In verification of which, and after having read it, the appearing parties signed it. Copy issued. BY WITNESS WHEREOF. Directory No. 11.354-2007.

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FRANCISCO JAVIER MARTÍNEZ SEGUÍ
IN REP. OF ENJOY S.A.

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ANTONIO JAVIER MARTÍNEZ SEGUÍ
IN REP. OF AM GESTIÓN S.A.

[stamp:] I AUTHORIZE THIS COPY, WHICH IS CONSISTENT WITH ITS ORIGINAL 34TH NOTARY OFFICE OCT. 18, 2007 SANTIAGO, CHILE EDUARDO DIEZ MORELLO NOTARY PUBLIC	[initials] [seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO [initials] [seal:] [illegible] DIEZ [illegible]	[stamp:] SIGNATURES [illegible handwriting] COPIES [illegible handwriting] [initials]